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                                                                    EXHIBIT 5.01

                                October 30, 2002

Board of Directors
Kennametal Inc.
1600 Technology Way
P.O. Box 231
Latrobe, PA  15650

Ms. Hempel and Gentlemen:

      We have acted as counsel to Kennametal Inc., a Pennsylvania corporation (the "Corporation"), in connection with the proposed issuance by the Corporation of shares (the "Shares") of the Corporation's capital stock, par value $1.25 per share, pursuant to the terms of the Kennametal Inc. Stock and Incentive Plan of 2002 (the "Plan").

      In connection with such proposed issuance, we have examined the Plan, the Amended and Restated Articles of Incorporation of the Corporation, as amended, the By-Laws of the Corporation, as amended, the relevant corporate proceedings of the Corporation, the registration statement on Form S-8 covering the issuance of the Shares, and such other documents, records, certificates of public officials, statutes and decisions as we consider necessary to express the opinions contained herein. In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to those original documents of all documents submitted to us as certified or photostatic copies.

      Based on the foregoing, we are of the opinion that when the Shares have been duly issued and delivered pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                                   Very truly yours,

                                                   BUCHANAN INGERSOLL
                                                   PROFESSIONAL CORPORATION


                                                   By: /s/ Ronald Basso
                                                       -------------------------
                                                            Ronald Basso